Independent Auditors' Consent


The Board of Directors
SIT Mutual Funds, Inc.
SIT Growth Fund, Inc.
SIT Growth & Income Fund, Inc.:


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Sub-custodian; Counsel; Accounts" in Part B of the Registration Statement.

                                            /s/ KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP

Minneapolis, Minnesota
October 23, 1995